Exhibit 99.1

Investor and Media Contact:	Jim Dietz
(239) 498-8302
jimdietz@wcicommunities.com

FOR IMMEDIATE RELEASE

WCI COMMUNITIES ANNOUNCES DEPARTURE OF CHIEF

OPERATING OFFICER OF TOWER HOMEBUILDING

BONITA SPRINGS, FL (September 25, 2007) – WCI Communities, Inc. (NYSE: WCI) today announced that Christopher J. Hanlon, Senior Vice President and Chief Operating Officer (Tower Homebuilding) will leave the Company at the end of the year to explore other opportunities. Mr. Hanlon will stay to oversee the completion of all the towers scheduled to close for the balance of the year, including One Bal Harbour. A successor to Mr. Hanlon will be selected from the current management team and will be announced prior to his departure.

“We appreciate the leadership Chris has provided over the past 16 years and the significant role he has played in growing our Tower business. We wish Chris well as he pursues entrepreneurial opportunities”, said Jerry Starkey, President and CEO.

Hanlon added, “I’ve had tremendous and rewarding experiences throughout my career at WCI. Although I am leaving to pursue other opportunities, I am confident that the WCI Tower business remains in the very capable hands of the management team I have helped to recruit and train over the years.”

About WCI

WCI Communities, Inc., named America’s Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The company offers traditional and tower home choices with prices from the high-$100,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The company currently owns and controls developable land on which the company plans to build over 19,500 traditional and tower homes. For more information about WCI and its residential communities visit www.wcicommunities.com.

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For more information about WCI and its residential communities visit

www.wcicommunities.com

Forward-looking statements:

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in real estate markets where we conduct business; the availability and cost of land in desirable areas in its geographic markets and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to amend its bank agreements as needed from time to time to obtain covenant relief during the market downturn; WCI’s ability to maintain or increase historical revenues and profit margins; WCI’s ability to collect contract receivables from buyers purchasing homes as investments; availability of labor and materials and material increases in insurance, labor and material costs; increases in interest rates and availability of mortgage financing; the ability of prospective residential buyers to obtain mortgage financing due to tightening credit markets, appraisal problems or other factors; increases in construction and homeowner insurance and availability of insurance, the level of consumer confidence; the negative impact of claims for contract rescission or cancellation by contract purchasers due to various factors including the increase in the cost of condominium insurance; adverse legislation or regulations; unanticipated litigation or adverse legal proceedings; ability to retain employees; changes in generally accepted accounting principles; natural disasters; and changes in general economic, real estate and business conditions. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

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